UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 11, 2026, Envoy Medical, Inc., a Delaware corporation (the “Company”), commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 47,946,150 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), (ii) 27,053,850 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 27,053,850 shares of Common Stock, (iii) 45,000,000 Series A-1 Warrants to purchase 45,000,000 shares of Common Stock and/or pre-funded warrants (the “Series A-1 Warrants”), and (iv) 75,000,000 Series A-2 Warrants to purchase 75,000,000 shares of Common Stock and/or pre-funded warrants (the “Series A-2 Warrants” and, together with the Series A-1 Warrants, the “Common Warrants”). The Common Warrants and Pre-Funded Warrants are collectively referred to herein as the “Warrants,” and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares.” For each Share (or Pre-Funded Warrant in lieu thereof) purchased, the investors received accompanying Common Warrants in the amount of six-tenths (0.6) of a Series A-1 Warrant and one Series A-2 Warrant. The combined purchase price for the securities was $0.40 per Share (or $0.3999 per Pre-Funded Warrant in lieu thereof) and accompanying Common Warrants.

Certain of the investors purchased their Shares and Pre-Funded Warrants, together with the accompanying Common Warrants, pursuant to a securities purchase agreement, dated February 11, 2026, by and among the Company and such investors (the “Purchase Agreement”).

Certain Company insiders participated in the Offering. Certain directors and officers of the Company, including their related parties, purchased an aggregate of approximately 2,250,000 Shares, together with accompanying Common Warrants, for approximately $0.9 million, and the beneficial owner of approximately 35.6% of the currently outstanding shares of Common Stock purchased 18,750,000 Shares, together with accompanying Common Warrants, for $7.5 million. The purchase price per Share and accompanying Common Warrants paid by the Company insiders was the same was paid by other investors in the Offering.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Offering pursuant to an Engagement Letter, dated September 17, 2025, as amended on December 17, 2025, February 9, 2026 and February 11, 2026 (the “Engagement Letter”). The closing of the Offering occurred on February 12, 2026 (the “Closing Date”).

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share (as adjusted from time to time in accordance with the terms thereof). The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, subject to the Beneficial Ownership Limitation described below.

Each Common Warrant has an exercise price of $0.40 per share (or $0.3999 per pre-funded warrant in lieu thereof) and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (the “Stockholder Approval”). The Company agreed to seek Stockholder Approval no later than 90 days after the consummation of Offering. If the Company does not obtain Stockholder Approval at the first stockholder meeting for such purpose after the Offering, the Company agreed to call a stockholder meeting every 90 days thereafter until the earlier of the date it obtains Stockholder Approval or the date the Common Warrants are no longer outstanding. The exercise price of the Common Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

The Series A-1 Warrants expire on the earlier of (i) two years from the initial exercise date, or (ii) 30 days from the Company’s achievement of Milestone 1 (defined below). The Series A-2 Warrants expire on the earlier of (i) five years from the initial exercise date, or (ii) 30 days from the Company’s achievement of Milestone 2 (defined below). For purposes of the Series A-1 Warrants and Series A-2 Warrants, respectively, “Milestone 1” means the Company’s public announcement that it has submitted a Premarket Approval Application to the U.S. Food and Drug Administration (the “FDA”) for its Acclaim CI device, and “Milestone 2” means the Company’s public announcement that the FDA has approved the marketing of its Acclaim CI device.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of Common Stock underlying the Pre-Funded Warrants or Common Warrants, as applicable, to the holder. The holder of a Warrant may not exercise any such warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder's election not to exceed 9.99% (the “Beneficial Ownership Limitation”).

The gross proceeds from the Offering, before deducting the placement agent’s fees and other offering expenses payable by the Company, were approximately $30.0 million. The Company may receive up to an additional approximately $48.0 million in gross proceeds if the Warrants are fully exercised for cash, provided that there is no guarantee that any of the Warrants will be exercised. The Company currently intends to use the net proceeds from the Offering for working capital and general corporate purposes to fund its operations during its FDA pivotal clinical study for its Acclaim CI device.

Pursuant to the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the Closing Date, subject to certain exceptions.

The Offering of the Shares, Warrants and Warrant Shares was made pursuant to a Registration Statement on Form S-1, as amended (File No. 333-292260 ) (the “Primary Registration Statement”), a Registration Statement on Form S-1MEF (File No. 333-293369) (the “462(b) Registration Statement” and, together with the Primary Registration Statement, the “Registration Statement”), which was filed under Rule 462(b) under the Securities Act of 1933, as amended, to increase the amount of securities registered under the Primary Registration Statement, and a prospectus, dated February 11, 2026, included in the Registration Statement. The Primary Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on February 11, 2026, and the 462(b) Registration Statement became effective upon filing with the Commission on February 11, 2026. The Offering of the Shares, Warrants and Warrant Shares was made only by means of a prospectus forming a part of the Registration Statement. The issuance of the Warrant Shares upon exercise of the Warrants was also registered under the Registration Statement.

Pursuant to the Engagement Letter, the Company agreed to pay Wainwright a fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering.

Pursuant to the Engagement Letter, the Company will also issue to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to 3,750,000 shares of Common Stock, which represents 5% of the aggregate number of shares of Common Stock and Pre-Funded Warrants issued in the Offering, with an exercise price of $0.50 per share (representing 125% of the public offering price per share and accompanying Common Warrants) and a termination date that will be the earliest of (i) the 24-month anniversary of the date of Stockholder Approval, (ii) 30 days following the occurrence of Milestone 1 and (iii) five years from the commencement of the sales pursuant to the Offering.

The representations, warranties and covenants contained in the Purchase Agreement and Engagement Letter were made solely for the benefit of the parties to the Purchase Agreement and Engagement Letter. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Engagement Letter are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide prospective investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Engagement Letter, which subsequent information may or may not be fully reflected in public disclosures.

The Purchase Agreement, the Engagement Letter, an amendment to the Engagement Letter dated February 11, 2026, the form of Series A-1 Warrant, the form of Series A-2 Warrant, the form of Pre-Funded Warrant, and the form of Placement Agent Warrant are either filed or incorporated by reference as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, reference to the full text of such documents, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Financial Statements and Exhibits.

On February 12, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Series A-1 Warrant (incorporated by reference to Exhibit 4.10 to the Form S-1/A filed February 6, 2026).
4.2	Form of Series A-2 Warrant (incorporated by reference to Exhibit 4.11 to the Form S-1/A filed February 6, 2026).
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.9 to the Form S-1/A filed February 6, 2026).
4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.12 to the Form S-1/A filed February 6, 2026).
10.1	Form of Securities Purchase Agreement, dated as of February 11, 2026, by and between the Company and the Purchasers party thereto.
10.2	Engagement Letter, dated September 17, 2025, by and between Envoy Medical, Inc. and H.C. Wainwright & Co., LLC, as amended on December 17, 2025 and February 9, 2026 (incorporated by reference to Exhibit 10.34 to the Form S-1/A filed February 10, 2026).
10.3	Amendment, dated February 11, 2026, to Engagement Letter, dated September 17, 2025, by and between Envoy Medical, Inc. and H.C. Wainwright & Co., LLC.
99.1	Envoy Medical, Inc. Press Release, dated February 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

February 13, 2026	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer

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